Calculation of Filing Fee Tables
S-8
CRESCENT BIOPHARMA, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, $0.001 par value per share	457(a)	750,000	$ 18.18	$ 13,635,000.00	0.0001381	$ 1,882.99
Total Offering Amounts:						$ 13,635,000.00		$ 1,882.99
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,882.99
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional ordinary shares, par value $0.001 per share (the "Ordinary Shares") of Crescent Biopharma, Inc. (the "Registrant") that become issuable under the Crescent Biopharma, Inc. 2025 Employment Inducement Incentive Award Plan, as amended (the "Inducement Plan") by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Ordinary Shares. The Proposed Maximum Offering Price per Unit and Maximum Aggregate Offering Price are estimated soley for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and based on the average of the high and low sale prices of the Ordinary Shares, as quoted on the Nasdaq Capital Market on September 16, 2026. The Amount Registered represents 750,000 additional Ordiaary Shares reserved for future issuance under the Inducement Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources